                        EXHIBIT 77Q1
           MORGAN STANLEY INSTITUTIONAL FUND, INC.
                ARTICLES OF AMENDMENT TO THE
            ARTICLES OF AMENDMENT AND RESTATEMENT
MORGAN STANLEY INSTITUTIONAL FUND, INC., a Maryland
corporation (the "Corporation"), having its principal place
of business at 1221 Avenue of the Americas, New York, New
York 10020, does hereby certify to the State Department of
Assessments and Taxation of Maryland (the "Department")
that:
FIRST: The Corporation is registered as an open-end
investment company under the Investment Company Act of 1940.
SECOND: Pursuant to the authority contained in Section 2-
605(a)(2) of the MARYLAND GENERAL CORPORATION LAW (the
"MGCL"), the Board of Directors of the Corporation at a
meeting duly convened and held on August 25, 2005 approved
(i) the change of the name of the Large Cap Relative Value
Portfolio, a portfolio of Common Stock of the Corporation,
to the Large Cap Value Portfolio; and (ii) the change of the name of the Value Equity Portfolio, also a portfolio of
Common Stock of the Corporation, to the Large Cap Relative
Value Portfolio.
THIRD: The Corporation desires to, and does hereby, amend
its Articles of Amendment and Restatement as currently in
effect (the "Charter") pursuant to Sections 2-601 ET SEQ. of the MGCL to change the names of two portfolios of Common
Stock of the Corporation referred to above by deleting from
the Charter the existing Article FIFTH, Section 3 in its
entirety, and inserting in lieu thereof, the following new
Article FIFTH, Section 3:
3. Pursuant to Section 2-105 of the Maryland General
Corporation Law, the Board of Directors of the Corporation
shall have the power to designate one or more classes of
shares of Common Stock, to fix the number of shares in any
such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any
applicable rule, regulation or order of the Securities and
Exchange Commission or other applicable law or regulation)
shall have such preferences, conversion or other rights,
voting powers, restrictions, limitations as to dividends,
qualifications, terms or conditions of redemption and other
characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or
reclassifying unissued shares in the aforesaid manner, one
or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of
Directors has designated the following portfolios of the
Corporation and for each has designated two classes of
shares of Common Stock with the exception of the Municipal
Money Market and the International Small Cap Portfolios. The
names of such classes and the number of shares of Common
Stock classified and allocated to these classes are as
follows:

NUMBER OF SHARES OF

COMMON STOCK
NAME OF CLASS
CLASSIFIED AND

ALLOCATED
Active International Allocation Portfolio - Class A
500,000,000 shares
Active International Allocation Portfolio - Class B
500,000,000 shares
China Growth Portfolio - Class A
500,000,000 shares
China Growth Portfolio - Class B
500,000,000 shares
Emerging Markets Debt Portfolio - Class A
500,000,000 shares
Emerging Markets Debt Portfolio - Class B
500,000,000 shares
Emerging Markets Portfolio - Class A
500,000,000 shares
Emerging Markets Portfolio - Class B
500,000,000 shares
Equity Growth Portfolio - Class A
500,000,000 shares
Equity Growth Portfolio - Class B
500,000,000 shares
European Real Estate Portfolio - Class A
500,000,000 shares
European Real Estate Portfolio - Class B
500,000,000 shares
Focus Equity Portfolio - Class A
500,000,000 shares
Focus Equity Portfolio - Class B
500,000,000 shares
Global Franchise Portfolio - Class A
500,000,000 shares
Global Franchise Portfolio - Class B
500,000,000 shares
Global Value Equity Portfolio - Class A
500,000,000 shares
Global Value Equity Portfolio - Class B
500,000,000 shares
Gold Portfolio - Class A
500,000,000 shares
Gold Portfolio - Class B
500,000,000 shares
International Equity Portfolio - Class A
500,000,000 shares
International Equity Portfolio - Class B
500,000,000 shares
International Magnum Portfolio - Class A
500,000,000 shares
International Magnum Portfolio - Class B
500,000,000 shares
International Small Cap Portfolio - Class A
1,000,000,000 shares
Large Cap Relative Value Portfolio - Class A
500,000,000 shares
Large Cap Relative Value Portfolio - Class B
500,000,000 shares
Large Cap Value Portfolio - Class A
500,000,000 shares
Large Cap Value Portfolio - Class B
500,000,000 shares
MicroCap Portfolio - Class A
500,000,000 shares
MicroCap Portfolio - Class B
500,000,000 shares
Money Market Portfolio - Class A
4,000,000,000 shares
Money Market Portfolio - Class B
2,000,000,000 shares
Mortgage-Backed Securities Portfolio - Class A
500,000,000 shares
Mortgage-Backed Securities Portfolio - Class B
500,000,000 shares
Municipal Bond Portfolio - Class A
500,000,000 shares
Municipal Bond Portfolio - Class B
500,000,000 shares
Municipal Money Market Portfolio - Class A
4,000,000,000 shares
Small Company Growth Portfolio - Class A
500,000,000 shares
Small Company Growth Portfolio - Class B
500,000,000 shares

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U.S. Equity Plus Portfolio - Class A
500,000,000 shares
U.S. Equity Plus Portfolio - Class B
500,000,000 shares
U.S. Real Estate Portfolio - Class A
500,000,000 shares
U.S. Real Estate Portfolio - Class B
500,000,000 shares
TOTAL
31,000,000,000 SHARES

FOURTH: The foregoing amendment to the Charter as set forth
in these Articles of Amendment are limited to changes
expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders, and were approved by a
majority of the entire Board of Directors, without action by the stockholders.
FIFTH: These Articles of Amendment shall be effective upon
the later of August 25, 2005 or the time that the Department accepts these Articles of Amendment of record.
SIXTH: These Articles of Amendment do not increase the
authorized stock of the Corporation.
                  [SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the Corporation has caused these
Articles of Amendment to be signed in its name and on its
behalf by its Executive Vice President and attested to on
its behalf by its Secretary on this 25th day of August,
2005.
           MORGAN STANLEY INSTITUTIONAL FUND, INC.
                                        By: /s/ Ronald E.
Robison
                                            ----------------
--------------------
                                            Ronald E.
Robison
                                            Executive Vice
President

ATTEST:

/s/ Mary E. Mullin
------------------------------
Mary E. Mullin
Secretary

THE UNDERSIGNED, Executive Vice President of MORGAN STANLEY
INSTITUTIONAL FUND, INC., who executed on behalf of the
Corporation the foregoing Articles of Amendment of which
this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing
Articles of Amendment to be the corporate act of the
Corporation and, as to all matters or facts required to be
verified under oath, the undersigned Executive Vice
President acknowledges that to the best of his knowledge,
information and belief, these matters and facts are true in
all material respects and that this statement is made under
the penalties for perjury.
/s/ Ronald E. Robison
------------------------------
------
Ronald E. Robison
Executive Vice President

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